Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Form 10-Q”) of Middleburg Financial Corporation (the “Company”), we, Joseph L. Boling, Chief Executive Officer of the Company, and Raj Mehra, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

     By:     /s/Joseph L. Boling                          Date:November 9, 2009

Joseph L. Boling
Chief Executive Officer

     By:     /s/Raj Mehra                                     Date:November 9, 2009

Raj Mehra

Chief Financial Officer